UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2019

CORINDUS VASCULAR ROBOTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37406	30-0687898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105 Waltham, MA 02452
(Address of Principal Executive Office) (Zip Code)

(508) 653-3335

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CVRS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry Into a Definitive Agreement.

Agreement and Plan of Merger

On August 7, 2019, Corindus Vascular Robotics, Inc., a Delaware corporation (“Corindus” or the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) with Siemens Medical Solutions USA, Inc., a Delaware corporation (“SMS USA”), Corpus Merger, Inc., a Delaware corporation and a wholly owned subsidiary of SMS USA (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware, at the effective time of the Merger (as defined in the Merger Agreement) (the “Effective Time”), Merger Sub shall be merged with and into Corindus with Corindus continuing as the surviving corporation and a wholly owned subsidiary of SMS USA. The boards of directors of each of Corindus, Merger Sub and SMS USA have approved the Merger Agreement. The Merger is expected to close in the fourth quarter of 2019, subject to approval by Corindus stockholders, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the satisfaction of other customary closing conditions, as described below.

On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock, par value $0.0001 of Corindus (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) Canceled Shares (as such term is defined in the Merger Agreement) and (ii) Dissenting Shares (as such term is defined in the Merger Agreement) shall be converted into the right to receive an amount in cash equal to $4.28 (the “Common Stock Consideration”).

On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of series A preferred stock, par value $0.0001 and series A-1 preferred stock par value $0.0001 of Corindus (collectively, the “Company Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) Canceled Shares and (ii) Dissenting Shares) shall be converted into the right to receive an amount in cash equal to $85.60 and each outstanding warrant to purchase a share of Company Common Stock will be executed on a cashless basis for the Common Stock Consideration less the strike price of the applicable warrant.

In addition, on the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time: (i) each option to purchase a share of Company Common Stock that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall be canceled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (x) the excess, if any, of the Common Stock Consideration over the per share exercise price of such option, and (y) the number of shares of Company Common Stock subject to such option, and (ii) each Company restricted stock unit award that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be canceled and converted into the right to receive an amount in cash (without interest and less any applicable withholding taxes) equal to the product of (x) the Common Stock Consideration and (y) the number of shares of Company Common Stock subject to such restricted stock unit award.

Prior to adoption of the Merger Agreement by Corindus’ stockholders, if Corindus receives an unsolicited bona fide written offer that constitutes or could reasonably be expected to lead to or result in a Company Superior Proposal (as defined in the Merger Agreement), Corindus may negotiate and, if the board of directors of Corindus (the “Board”) ultimately determines that such written offer is a Company Superior Proposal, subject to the notice obligations below, the Board may terminate the Merger Agreement in order to enter into a definitive agreement with respect to such Company Superior Proposal, provided that Corindus pays to SMS USA a termination fee of $32,515,000 (the “Termination Fee”) prior to or concurrently with such termination. Prior to entering into a definitive agreement with respect to a Company Superior Proposal, Corindus must (A) notify SMS USA in writing (the date of such notice, the “Notice Date”) that Corindus intends to enter into a definitive agreement with respect to such Company Superior Proposal, (B) provide to SMS USA a copy of the proposed definitive agreements (and any related agreements) and (C) consider any written proposal delivered by SMS USA prior to 11:59 p.m. on the 2nd business day after the Notice Date and the Board has concluded that such definitive agreement still constitutes a Company Superior Proposal.

In addition, prior to adoption of the Merger Agreement by Corindus’ stockholders, the Board may, in certain circumstances, including in response to a Company Intervening Event (as defined in the Merger Agreement), effect a Company Adverse Recommendation Change (as defined in the Merger Agreement), in which case SMS USA may terminate the Merger Agreement and Corindus is obligated to pay to SMS USA the Termination Fee.

The Merger Agreement also contains certain other termination rights for both Corindus and SMS USA, including (i) in the event that the holders of a majority of the outstanding shares of the Company Common Stock and Company Preferred Stock, voting together as a single class, do not approve the Merger at a duly convened meeting of Corindus (the “Stockholder Approval”), (ii) that the Merger is not consummated on or before August 7, 2020, or (iii) if any governmental authority shall have issued or entered an order or a law shall have been enacted after the date of the Merger Agreement that has the effect of permanently enjoining or otherwise prohibiting the Merger. In the event (A) the Merger Agreement is terminated by either party as a result of clauses (i) or (ii) above, or by SMS USA if Corindus has breached or failed to perform a representation, warranty, covenant or other agreement in the Merger Agreement and such breach or failure results in a failure of a closing condition, and (B) prior to termination there existed a Company Acquisition Proposal (as defined in the Merger Agreement) from a third party, then in certain circumstances if Corindus consummates a Company Acquisition Proposal with the same third party within 12 months of such termination, Corindus is obligated to pay to SMS USA the Termination Fee.

In connection with any termination event that obligates Corindus to pay the Termination Fee in no circumstance will Corindus be obligated to pay the Termination Fee on more than one occasion.

Corindus and SMS USA have made customary representations, warranties and covenants in the Merger Agreement, including, among other, covenants that: (i) Corindus will conduct its and its subsidiaries’ businesses in all material respects in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time; (ii) Corindus will not engage in certain types of transactions or take certain actions during such period without the prior consent of SMS USA (which such consent cannot be unreasonably withheld); (iii) Corindus will convene a meeting of Corindus’ stockholders to consider the adoption of the Merger Agreement; (iv) Corindus will not, directly or indirectly, initiate, seek, solicit, facilitate or knowingly encourage or knowingly induce the making, submission or announcement of any acquisition proposal from a third party; and (v) the Board will recommend adoption of the Merger Agreement by the stockholders of Corindus and, subject to certain customary exceptions such as the receipt of an unsolicited, bona fide acquisition proposal from a third party or other intervening event (as further described below), will not change such recommendation.

Corindus and SMS USA have agreed to use reasonable best efforts to consummate the transactions and cause the conditions to the Merger to be satisfied, including obtaining all necessary actions or non-actions, consents and approvals from governmental authorities or other persons necessary in connection with the Merger and making all necessary registrations and filings, including under the HSR Act, provided, however, that neither party shall be required to make concessions in connection with seeking or obtaining consent to the Merger, including any obligation to divest, hold separate or otherwise take action that limits such party’s freedom of action.

Consummation of the Merger is subject to certain customary closing conditions, including (i) the Stockholder Approval of the Merger Agreement, (ii) the absence of any law or order restraining, enjoining or otherwise prohibiting the consummation of the Merger, (iii) the expiration or termination of any applicable waiting period under the HSR Act, (iv) the absence of a material adverse effect with respect to Corindus, (v) compliance in all material respects on the part of each of Corindus and SMS USA with such party’s agreements and covenants under the Merger Agreement and (vi) acknowledgment by the Company Preferred Stock of the payment terms set forth in the Merger Agreement. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain de minimis, materiality and material adverse effect exceptions). The consummation of the Merger is not subject to a financing condition.

The foregoing descriptions of the Merger, the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Corindus. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or those generally applicable under the securities laws. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreement

In connection with the execution of the Merger Agreement, on August 7, 2019, SMS USA entered into a voting and support agreement (the “Voting Agreement”) with HealthCor Partners Management, L.P. and affiliated entities (collectively, “HealthCor”), pursuant to which, HealthCor has agreed, among other things, to vote (or cause to be voted) all voting securities of Corindus held by HealthCor in favor of adoption of the Merger Agreement and approval of the Transaction and against any Company Acquisition Proposal, provided, that the Voting Agreement does not limit or restrict any designee of HealthCor who is a director of Corindus from acting in such capacity or fulfilling the obligation of such office, including by acting or voting in his capacity as a director of Corindus.

The Voting Agreement shall terminate upon the date on which the Board makes a Company Adverse Recommendation Change subject to the applicable terms and conditions of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Letter of Support

In connection with the execution of the Merger Agreement, on August 7, 2019, Siemens Healthineers AG (“Siemens Healthineers”), the direct parent of SMS USA, delivered a letter of support (the “Letter of Support”) which was accepted by Corindus, pursuant to which, Siemens Healthineers has agreed, guaranteed and committed to the complete payment and discharge of all monetary obligations and liabilities of SMS USA to Corindus in accordance with, and arising from, the Merger Agreement (other than the indemnification obligations of SMS USA owed to directors and officers of Corindus pursuant to the Merger Agreement). If SMS USA defaults in the due and punctual payment of such obligations under the Merger Agreement, Corindus shall be entitled to seek satisfaction and payment of such obligations directly against Siemens Heatlhineers up to the Aggregate Merger Consideration (as defined in the Merger Agreement) after Corindus has first made written demand for satisfaction and payment of the relevant obligations to SMS USA and the expiry of a grace period of 30 days.

The foregoing description of the Letter of Support does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Letter of Support, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02 -- Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;   Compensatory Arrangements of Certain Officers.

Following the Board’s approval of the Merger Agreement, the Board approved a $2.5 million transaction bonus payable to Mark Toland, President and Chief Executive Officer of Corindus, subject to his continued employment through the closing of the Merger. Corindus entered into a transaction bonus letter with Mr. Toland evidencing such bonus. The foregoing description of the transaction bonus letter does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the transaction bonus letter, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 8.01 – Other Events.

On August 8, 2019, Corindus hosted a conference call for investors to discuss the Merger Agreement and the other transactions described in Item 1.01 above. A copy of the script for the conference call is attached hereto as Exhibit 99.1.

On August 8, 2019, Corindus issued a press release announcing the execution of the Merger Agreement and the other transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K (including the exhibits hereto) that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates,” “should” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements include statements regarding the expected timetable for completing the proposed merger and that the proposed merger will deliver compelling value to Corindus stockholders.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled “Risk Factors” in Corindus’ filings with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K, including, but not limited to, the following: the risk that the required vote of Corindus’ stockholders will not be received; the risk that one or more conditions to the proposed merger (including the failure to obtain necessary regulatory approvals) may not be satisfied in the anticipated timeframe, or at all, or that the proposed merger might otherwise not occur; the risk of litigation and/or regulatory actions related to the proposed merger; other business effects, including the effects of industry, market, economic, political or regulatory conditions. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus’ website at www.corindus.com.

Additional Information and Where to Find It

This Current Report on Form 8-K (including the exhibits hereto) does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. The proposed merger will be submitted to the stockholders of Corindus for their consideration and approval. In connection with the proposed merger, Corindus will file a preliminary proxy statement with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of Corindus. Before making any voting decision, Corindus stockholders are urged to read the proxy statement in its entirety, when it becomes available, and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement, if any, because they will contain important information about the proposed merger and the parties to the proposed merger. This communication is not a substitute for the proxy statement or any other document that may be filed by Corindus with the SEC.

Corindus investors and stockholders may obtain a free copy of documents filed by Corindus with the SEC at the SEC’s website at www.sec.gov. In addition, Corindus investors and stockholders may obtain a free copy of the Corindus’ filings with the SEC from Corindus’ website at www.corindus.com or by directing a request by mail or telephone to: Corindus Vascular Robotics, Inc., 309 Waverley Oaks Road, Suite 105, Waltham, MA 02452, Attention: Corporate Secretary, (508) 653-3335

Corindus and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of Corindus in favor of the proposed merger. Information about the directors and executive officers of Corindus and their ownership of Corindus common stock is set forth in its definitive proxy statement on Schedule 14A for its 2019 annual meeting of stockholders, as filed with the SEC on March 29, 2019. Additional information regarding the participants in the solicitation of proxies and a description of their direct and indirect interests, by security holdings or otherwise, with respect to the proposed merger will be included in the proxy statement to be filed by Corindus with the SEC, when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 7, 2019 by and among Siemens Medical Solutions USA, Inc., Corpus Merger, Inc., and Corindus Vascular Robotics, Inc.*
10.1	Voting and Support Agreement, dated as of August 7, 2019 by and between Siemens Medical Solutions USA, Inc. and the entities listed on the signature pages thereto.
10.2	Letter of Support, dated as of August 7, 2019 by Siemens Healthineers AG and accepted by Corindus Vascular Robotics, Inc.
10.3	Transaction Bonus Letter, dated as of August 7, 2019, by and between Mark Toland and Corindus Vascular Robotics, Inc.
99.1	Conference Call Script, dated August 8, 2019.
99.2	Press Release, dated August 8, 2019.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Corindus agrees to furnish supplemental copies of any omitted exhibits and schedules to the SEC upon request; provided, however, that Corindus may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2019	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David W. Long
David W. Long
Chief Financial Officer